UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On the evening of October 14, 2011, Regis Corporation distributed the following information to its employees:

To:	All Regis Associates

From:	Eric Bakken, Executive Vice President

Date:	October 14, 2011

Subject:	Reminder to Regis Associates—Please Vote ALL Your Regis Shares Promptly Using the GOLD Proxy Card

Good afternoon.  I am writing to remind you that our Annual Meeting of Shareholders is scheduled for Thursday, October 27, 2011.  As you know, this Annual Meeting is particularly important because Starboard seeks to elect three of its own nominees, who we believe lack critical understanding of our business and our plan to create shareholder value.

The Regis Board urges all shareholders to promptly vote “FOR” the highly qualified Regis nominees on the GOLD proxy card—by phone, by Internet or by mail.  Even if you plan to attend the meeting, you will help your Company by submitting your vote using the GOLD proxy today.

•	Your vote is important.

•	Your Board recommends that all Regis shareholders use the GOLD proxy card to vote “FOR” all the Regis nominees in Proposal 1, “FOR” Proposal 2 and 3, and “One Year” on Proposal 4.

•	Even if you plan to attend the meeting, you will help your Company by voting today, by phone, by Internet or by signing, dating and returning the GOLD proxy card in the envelope provided.

•	For assistance in voting your shares, please contact Innisfree M&A Incorporated toll-free at (877) 750-5837.

By now many you have received copies of our proxy materials (with the GOLD proxy card).  Some of you may also have received copies of Starboard’s proxy materials (with a White proxy card).  As we approach the meeting, you may continue to receive additional letters and proxy cards from both sides.

Please also note that you may receive separate proxy cards for each account through which you hold shares.  It is important that you vote the GOLD proxy card with respect to each account you own.

Remember, only your latest-dated vote counts, so we urge you to simply discard any White proxy card you may receive from Starboard—don’t even use the White card to register a “protest vote.” This is because even if you vote against the Starboard nominees, using the White proxy card will revoke any previous vote you cast on the GOLD proxy card.  If you have already inadvertently voted using Starboard’s White proxy card, you have every legal right to change your vote by using Regis’ GOLD proxy card TODAY to vote “FOR” the Regis nominees.

Remember, each and every vote counts. Regardless of how many shares you own, your vote is important.  Also, voting is easy—just follow the simple directions on each GOLD proxy card you receive.  If you vote by phone or by Internet you will need to refer to the Control Number shown on each GOLD proxy card.  The Control Number will be different for each account you hold.

Just remember, if you have any questions about how to vote your shares, please feel free to contact Innisfree M&A Incorporated, which is assisting Regis in this matter, toll-free at (877) 750-5837.

Thank you for your support.  And, as always, thank you for everything you do to make Regis such a great company.